MICHIGAN MUNICIPALS PORTFOLIO
                  (formerly called Michigan Tax Free Portfolio)


                        AMENDMENT TO DECLARATION OF TRUST

                                December 1, 1995


         AMENDMENT, made December 1, 1995 to the Declaration of Trust made May 1, 1992, as amended June 13, 1994, (hereinafter called the "Declaration") of Michigan Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on December 1, 1995.


         WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


         NOW,  THEREFORE,   the  undersigned   Trustees,  do  hereby  amend  the
Declaration in the following manner:


         1. The caption at the head of the Declaration is hereby amended to read as follows:

                          MICHIGAN MUNICIPALS PORTFOLIO


         2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                    ARTICLE I


         1.1. Name. The name of the trust created hereby (the "Trust") shall be Michigan Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.


         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 1st day of December, 1995.


/s/  Donald R. Dwight                         /s/  Norton H. Reamer
----------------------------                  ------------------------------
Donald R. Dwight                              Norton H. Reamer


/s/  James B. Hawkes                          /s/  John L. Thorndike
----------------------------                  ------------------------------
James B. Hawkes                               John L. Thorndike

/s/  Samuel L. Hayes, III                     /s/  Jack L. Treynor
----------------------------                  ------------------------------
Samuel L. Hayes, III                          Jack L. Treynor